EXHIBIT 5.5

                                 SERVICES AGREEMENT

         This Services Agreement (the "Services Agreement") is entered into by and between Telescan, Inc. ("TELESCAN") and MicroCap Financial Services.com, Inc. ("MFSI") effective as of ______________, 1999 (the "EFFECTIVE DATE").

                                      RECITALS

         Telescan is in the business of providing online systems operations services comprised generally of loading, storing and retrieving investment data and making the stored data available through the system providing access to numerous computer networks known as the "Internet" to end users. MFSI is in the business of providing investment data to viewers and end users through two Internet sites. MFSI's UK-iNvest.com Internet site is based in the United Kingdom and provides investment data services to users in the United Kingdom and certain other European countries. MFSI's MicroCaplO00.com Internet site is based in the United States and provides investment data on microcap companies to end users. The parties wish to enter into this Services Agreement whereby Telescan will provide certain services for both of MFSI's Internet sites. Telescan and MFSI have this day also entered into a License Agreement (the "LICENSE AGREEMENT") pursuant to which Telescan granted MFSI certain licenses for the content and services provided therein. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the License Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the parties hereto agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

         Capitalized terms shall have the meaning ascribed to them elsewhere in this Agreement, the License Agreement, and as follows:

         1.1 "DATE SERVICES" means the online information services to be provided by Telescan under this Agreement which include loading, storing and retrieving data and making the stored data available on the System through the Internet to end users as described in the Design Specifications and Detailed Description of Work.

         1.2 "DESIGN SPECIFICATIONS" - means the look and feel and site navigation of the Service to be provided under this Agreement and attached hereto as EXHIBIT 1.

         1.3 "FEATURE MODIFICATIONS" means those modifications to existing features for the Service to be developed by Telescan in accordance with the Detailed Description of Work as defined below.

                         MicroCaplOOO Services Agreement
                                  Page 1 of 23

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         1.4 "MFSI CONTENT SPECIFICATIONS" means Telescan's required specifications with respect to receiving the MFSI Content, including the required medium and format and other technical requirements as specified on ANNEX A attached hereto and made a part hereof.

         1.5 "SERVICE" means the totality of the System and the Content.

         1.6 "SYSTEM" means Telescan's computer and related hardware, hardware configurations, operations systems and related firmware, proprietary and other software algorithms, Internet connectivity from such hardware to peering points with other Internet Protocol ("IP") backbone carriers, and other data and facilities required to enable users of the Service to obtain online interactive access through the Internet, or through dedicated access lines, to the System as described in the Design Specifications and Detailed Description of Work, together with any Feature Modifications.

         1.7 "SYSTEM OPERATIONS SERVICES" means the online information services to be provided by Telescan under this Agreement which includes loading, storing and retrieving data and making the stored data available from the System through the Internet to online users as described in the Design Specifications.

                                    ARTICLE 2
                                 SERVICE MATTERS

         2.1 SYSTEM DESIGN; DEVELOPMENT.

         (a) The functional specifications for the Service are set forth in Attachment 2 to the License Agreement. The functional specifications set forth in Attachment 2 to the License Agreement are the standard functionality features (the "STANDARD FEATURES") for the Service as described therein. The Standard Features for the UK-iNvest.com site shall be referred to individually as the "UK STANDARD FEATURES." The Standard Features for the MicroCaplOOO.com site shall be referred to individually as the "MICROCAP STANDARD FEATURES." Telescan agrees to make the Standard Features and the Feature Modifications available (which shall then be included in the Standard Features) as such functions are made available in accordance with the Detailed Description of Work and attached hereto as
EXHIBIT 3.. To the extent that the Feature Modifications require minimal programming and development time and effort, Telescan will provide the Feature Modifications at no additional charge. If more than minimal time and effort is required, then MFSI shall pay Telescan for such development work at mutually agreed upon charges. Such charges shall be reasonable, determined in good faith and shall be in accordance with commercially reasonable rates and upon commercially reasonable terms ("COMMERCIALLY REASONABLE RATES AND TERMS"). Telescan will from time to time incorporate into the Service upgrades and revisions to features provided hereunder that Telescan makes generally available at no additional charge to Wall Street City and its other "Wall Street City private label partners" (i.e, third-parties to whom Telescan provides features from Wall Street City which are then offered by those third parties under their brand names), with such upgrades and revisions being automatically covered by the terms and conditions of the License Agreement and this Agreement.

                         MicroCaplOOO Services Agreement
                                      Page 2 of 23

Except for the Standard Features and generally available upgrades and revisions as expressly provided above, Telescan and MFSI must mutually agree in writing upon the addition of other features or modifications and the terms and conditions which shall be at Commercially Reasonable Rates and Terms.

         (b) Subject to the reasonable approval of Telescan, MFSI shall be responsible for the design specifications (the "DESIGN SPECIFICATIONS") for the Service and Telescan will collaborate with and assist MFSI in establishing the Design Specifications as contemplated therein. MFSI will deliver the Design Specifications to Telescan within five (5) business days after the Effective Date. Once approved by Telescan, the Design Specifications will be attached to the this Agreement as EXHIBIT 1 and incorporated herein for all purposes.

         (c) Within ten (10) business days after Telescan's receipt of the Design Specifications, Telescan shall prepare and deliver to MFSI a proposed final written description of the work ("DETAILED DESCRIPTION OF WORK") required to implement the Design Specifications that will set forth a description of, and timetable of deadlines for provision to MFSI by Telescan of, the Standard Features and the Feature Modifications.

         (d) The proposed fmal Detailed Description of Work is subject to MFSI's approval, which approval shall not be unreasonably withheld, within ten business days after its delivery to MFSI. Once MFSI approves the Detailed Description of Work, Telescan shall perform the work in accordance with the Detailed Description of Work and this Agreement.

         2.2 HARDWARE. Telescan shall make available, configure, maintain and act as host system operator for the computer systems hardware for the System Operation Services.

         2.3 LOADING OF CONTENT. Telescan shall from time to time, but not more or less frequently or less timely than the frequency with which it loads data for Wall Street City, load appropriate Content into the System for use on the Service. The availability of Telescan Content is conditioned upon receipt from Telescan's data suppliers. Telescan may substitute reasonably equivalent data from time to time to the same extent it does so for Wall Street City if Telescan is unable to obtain data from an existing data supplier.

         2.4 SYSTEM AVAILABILITY. The System shall be available to users of the MFSI Sites to the same extent that Wall Street City is available to its users

         2.5 USAGE AGREEMENT; INTEMET ACCESS. Each user of the Service will be subject to the terms and conditions of the Site Usage Agreement and attached as
EXHIBIT 2. Each user of the Service is responsible for obtaining its own connection to the Internet either through MFSI or a third-party Internet service provider.

                         MicroCaplOOO Services Agreement
                                  Page 3 of 23
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         2.6 MSFI CONTENT. MFSI shall furnish to Telescan by way of continuing data insertions all text and other data to be included within the MFSI Content in the format(s) described in the MFSI Content Specifications. In the event MFSI furnishes text, data or graphics in formats other than as provided in the MFSI Content Specifications, then Telescan may charge MFSI for the effort required to incorporate such text or data into the Service in accordance with Commercially Reasonable Rates and Terms. MFSI shall be responsible for all information and data submitted by MFSI hereunder, and Telescan shall have no responsibility therefor.

         2.7 MARKETING. The Service will be publicized and marketed in all respects as private labeled service offered by MFSI with such reasonable and customary attribution and acknowledgement of Telescan as Telescan requires. MFSI shall throughout the term hereof use its commercially reasonable efforts to promote and advertise the Service.

         2.8 PREMIUM SERVICES. Telescan and MFSI may agree from time to time to include Telescan services ("PREMIUM SERVICES") for which a specific fee or other charge is imposed. In such event, the parties will also agree how the revenue and/or expenses from each Premium Service will be shared and who will process orders and collections for the Premium Services.

         2.9 CUSTOMER SUPPORT. Upon request from MFSI and the mutual agreement of the parties as to the terms and conditions for provision of customer support, Telescan will provide such customer support services as the parties may agree upon in writing.

                                    ARTICLE 3
                                  SERVICE FEES

         3.1 CURRENCY. All references to money in this Agreement are to United States dollars. All payments due to either party shall be made in United States dollars. To the extent that payments are received by a Party with respect to the Service in amounts that are not denominated or converted in U.S. dollars, such Party shall convert the payment to U.S. dollars at the exchange rate customarily used by such Party (e.g., the exchange rate offered by the Party's usual bank) at the specific rate applicable on the due date of the payment.

         3.2 SERVICES FEES. In consideration of Telescan's execution of this Agreement and the services provided by Telescan hereunder, contemporaneously with the execution of this Agreement, MFSI shall pay Telescan (i) a services fee (the "MICROCAP SERVICES FEE") equal to $850,014 US Dollars payable in 566,676 shares of common stock of MFSI for the services relating to the MicroCap Site and (ii) a services fee (the "UK INVEST SERVICES FEE") equal to $1,516,223 US Dollars payable in 1,010,815 shares of common stock of MFSI for the services relating to the MicroCap Site.

                         MicroCaplOOO Services Agreement
                                  Page 4 of 23

         3.3 MICROCAP SITE REVENUE SHARE. Telescan shall receive 15% of all subscription fees or other charges for services that use the Telescan Content or the Data Services ("MicroCap Site Revenues") under this Agreement. Neither party shall subtract from Revenues it may receive in respect of the MicroCap Site any fees, costs or expenses (including without limitation any overhead or other internal costs, salary and benefits from such party's employees) other than direct, documented, out-of-pocket expenses paid to a third party. Each month, MFSI shall pay to Telescan Telescan's share of MicroCap Site Revenues received during the preceding month.

         3.4 INCREMENTAL UK INVEST SITE COSTS. MFSI shall reimburse Telescan for all additional or increased costs and expenses (the "INCREMENTAL UK INVEST SITE COSTS") attributable to the services provided by Telescan to the UK iNvest Site within 30 days of receipt of invoice. The Incremental UK iNvest Site Costs shall include, without limitation the following: taxes or similar assessments; merchant fees, royalties, license fees or similar charges; hardware, software, or other systems costs; data costs; fully-burdened employee costs to the extent they provide services directly attributable to the UK iNvest Site. Telescan shall provide MFSI with a detailed invoice of Incremental UK iNvest Site Costs on a monthly basis.

         3.5 PAYMENTS AND REPORTS. Each party shall keep accurate records in sufficient detail to enable the payments due to each party hereunder to be determined and shall, by the end of each calendar month during the term of this Agreement, submit to the other a report for the preceding month, together with any payments due to the other party through the reporting period covered in such report. All references herein to "month" shall mean "calendar month".

         3.6 AUDIT AND EXAMINATION. Either party shall have the right, upon thirty (30) days prior written notice, to review the other party's records with respect to the Service. In addition, once each calendar year, each party shall have the right, at its expense, to have the records or reports rendered by the other party hereunder during the previous 12 months audited by independent certified public accountants (an "AUDIT") and each party agrees to cooperate with such accountants in conducting such Audit. All out-of-pocket costs and expenses incurred by the audited party, such as photocopying, etc., in connection with the Audit shall be reimbursed by the party conducting the audit. Notwithstanding the foregoing, if as the result of any Audit, it is determined that the auditing party's portion of revenues or expenses hereunder during the period covered by the Audit exceeds by five percent (5%) or more the amount of such portion of revenues or expenses actually reported and paid during such period, then the audited party shall (i) immediately pay to the auditing party the amount of such deficiency and (ii) reimburse the auditing party for all reasonable out-of-pocket costs and expenses incurred by it in connection with such Audit provided that such out-of-pocket costs and expenses shall not exceed $5,000.

                         MicroCaplOOO Services Agreement
                                  Page 5 of 23

                                    ARTICLE 4
                      DISCLAIMERS; LIMITATIONS OF LIABILITY

         4.1 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, TELESCAN MAKES NO WARRANTY OR REPRESENTATION TO MFSI OR TO ANY THIRD PARTY AS TO THE PERFORMANCE OR OPERATION OF THE SYSTEM, THE SERVICE, THE SYSTEM OPERATIONS SERVICES OR RELATED PRODUCTS OR SERVICES. ANY IMPLIED WARRANTIES (INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND GOOD AND WORKMANLIKE MANNER) ARE HEREBY EXCLUDED. BOTH PARTIES AGREE THAT TELESCAN'S LIABILITY (UNDER BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), IF ANY, FOR ANY DAMAGES RELATING TO ANY SUCH PRODUCT, SERVICE (OR THE MALFUNCTION THEREOF) OR THIS AGREEMENT SHALL BE LIMITED TO THE LESSER OF (AT TELESCAN'S SOLE DISCRETION) (A) THE ACTUAL AMOUNTS RECEIVED BY TELESCAN UNDER THIS AGREEMENT FOR SUCH PRODUCT OR SERVICE DURING THE THREE-MONTH PERIOD PRECEDING THE EVENT CAUSING SUCH DAMAGES, OR (B) THE COST OF REPAIR, AND WILL IN NO EVENT INCLUDE CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR OTHER DAMAGES OF ANY KIND INCLUDING LOSS OF PROFITS, EVEN IF TELESCAN HAS BEEN ADVISED OF THE LIKELIHOOD OF THE OCCURRENCE OF SUCH DAMAGES. IN NO EVENT SHALL TELESCAN BE LIABLE TO MFSI, USERS OF THE SERVICE OR ANY THIRD PARTY FOR ANY DAMAGES RESULTING FROM THE CONTENT OR NATURE OF THE INFORMATION AND DATA CONTAINED ON THE SYSTEM, OR THE RESULTS OF ANY SEARCH THEREFOR TELESCAN, AT ITS SOLE DISCRETION, MAY CAUSE TO BE PLACED ON THE SYSTEM ANY DISCLAIMERS OF WARRANTIES AND LIABILITIES IT DEEMS REASONABLE FOR ITS OR MFSI'S PROTECTION. THERE ARE NO THIRD PARTY BENEFICIARIES TO THIS AGREEMENT.

                                    ARTICLE 5
                        PROPRIETARY RIGHTS OF THE PARTIES

         5.1 CONFIDENTIAL INFORMATION. Except to the extent specifically exempted or authorized by the disclosing party in writing, each party expressly undertakes to retain in confidence and to require its employees and consultants to retain in confidence, all information and know-how transmitted to it by the other party which the other party has identified in writing as confidential or which by the nature of the circumstance surrounding the disclosure ought in good faith to require the information to be treated as confidential ("CONFIDENTIAL INFORMATION") and will make no use of such Confidential Information except under and in accord with the terms of this Agreement. Further, each party expressly represents that it will implement reasonable procedures to protect and maintain the confidential nature of the Confidential Information. Both parties also agree to maintain the confidentiality of the Confidential Information of any Customer Bank. The parties further agree that these confidentiality and use provisions shall not apply to any infonnation that appears in issued patents or which is publicly available.

                         MicroCaplOOO Services Agreement
                                  Page 6 of 23

         5.2 TRADEMARK. ADVERTISING AND PRESS RELEASES. Neither party shall acquire a right to use, and shall not use without the other party's prior written consent as to each use, the names, characters, artwork, designs, tradenames, trademarks or service marks of the other party in any advertising, publicity, public announcement, press release or promotion and shall maintain all copyright, trademark, service mark or other proprietary notice on such party's products or services and otherwise comply with such party's reasonable quality control requirements. Each party acknowledges that the other, as a publicly traded company, has certain restrictions and procedures which must be complied with when releasing to the public material information regarding a party and its business. Accordingly, each party's consent to any proposed public release of information relating to the other or this Agreement may be withheld by a party at its sole discretion or conditioned upon compliance with the other's procedures or restrictions. Subject to the foregoing, each party will provide a copy of any press releases and public announcements to the other party prior to their public release.

         5.3 OWNERSHIP OF TELESCAN PROPERTY.

                  (a) MFSI acknowledges that Telescan owns all right, title and interest in and to all software, content and other technology, including, without limitation, source codes, object codes, operating instructions, writings, data, formulas, algorithms, models, drawings, photographs, and design concepts, and all other documentation developed for or relating to the System, the Service, the Feature Modifications and other materials provided by Telescan, including any additions, and all other information of any kind, together with all modifications, revisions, changes, copies, partial copies, translations, compilations, and derivative works of any other foregoing which shall all constitute the "TELESCAN PROPERTY". Unless otherwise expressly provided for in this Agreement, MFSI shall not sell, transfer, publish, disclose, display, license or otherwise make available to others any part of the Telescan Property or copies thereof. All Intellectual Property Rights and all other property rights of any nature in the Telescan Property are, shall be and shall remain in Telescan. Telescan shall have all authorship rights in the Telescan Property. The Telescan Property is and shall remain the sole and exclusive property of Telescan, with Telescan having the right to obtain and to hold in its own name, patents, copyright registrations or trademark or service mark registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. MFSI agrees, at Telescan's expense, to execute such further documents, and perform such other acts, as Telescan may deem necessary, useful or convenient to evidence or perfect the rights of Telescan defined and acknowledged in this Section 5.3.

                  (b) "INTELLECTUAL PROPERTY RIGHTS" means, with respect to any data, device, or other asset of any kind, any object code or source code, all copyright, patent, trade secret, moral, termination, authorship and/or other proprietary rights relating to any such data, device, object code, source code or other asset including, without limitation, all rights necessary for the worldwide development, manufacture, modification, enhancement, sale, licensing, use, reproduction, publishing and display of such data, device, object code, source code or other asset.

                         MicroCaplOOO Services Agreement

         5.4 TRADEMARKS FOR THE SERVICE. To the extent that the parties develop any distinctive names or graphic symbols for the Service, MFSI shall use its commercially reasonable efforts to secure trademark and/or service mark protection therefor, and any such trademarks or service marks shall belong to MFSI; PROVIDED, HOWEVER, that MFSI shall not be entitled to use the name or mark "Telescan" except pursuant to this Agreement.

         5.5 RIGHT OF INJUNCTION. The parties acknowledge that a breach by either party of this ARTICLE 5 will give rise to irreparable injury to the other, inadequately compensable in damages. Accordingly, the parties hereby consent to the obtaining by the other party of injunctive relief against the breach or threatened breach of the undertakings of the parties contained in this
Article 5. The parties further agree that such an order so enjoining a party may be issued pending final determination thereof without the requirement to post bond. The obligation of the parties under this Article 5 shall survive the termination of this Agreement.

                                 ARTICLE 6
                            TERM AND TERMINATION

         6.1 TERM. The initial term (the "Initial Term") of this Agreement shall be two (2) years commencing on the Effective Date, unless sooner terminated as provided herein, and shall continue for successive two-year renewal periods (each a "RENEWAL PERIOD"), until terminated in accordance with the terms hereof The Initial Term and any Renewal Periods are referred to generally in this Agreement as the "term." Either party may terminate this Agreement at the end of the then-current term by providing the other party written notice at least ninety (90) days (but not more than two years) prior to the expiration of such term.

         6.2 TERMINATION. Either party may terminate this Agreement prior to the end of the term set forth in Section 6.1 by written notice to the other for the following reasons:

                  (a) if the other party materially fails to perform or comply with this Agreement or any provision hereof;

                  (b) if the other party fails to strictly comply with the provisions of ARTICLE 5 or makes an assignment in violation of SECTION 7.8;

Termination under this SECTION 6.2 shall be effective thirty (30) days after notice of termination to the defaulting party if the defaults have not been cured within such thirty (30) day period. The rights and remedies of the parties provided herein shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

         6.3 TERMINATION OF SERVICES AGREEMENT. This Agreement shall terminate automatically upon any termination of the License Agreement.

                         MicroCaplOOO Services Agreement

                                  ARTICLE 7
                           MISCELLANEOUS PROVISIONS

         7.1 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be construed to create any franchise, joint venture, trust or commercial partnership or any other partnership relationship for any purpose whatsoever. MFSI occupies the status of an independent contractor and Telescan shall have no right to control the details of the MFSI's marketing activities.

         7.2 SURVIVAL OF CERTAIN REPRESENTATIONS, COVENANTS AND WARRANTIES. Any and all covenants, representations, or warranties made or given by any of the parties hereto under the terms hereof shall survive the execution of this Agreement and shall be binding upon and enforceable against the appropriate party or parties hereto for such period of time as specified by the applicable statute of limitations.

         7.3 NOTICES. Except as otherwise expressly provided herein, any notice request, consent, demand or other communication required or permitted to be given by this Agreement shall be in writing and shall be personally served or sent by telecopy (with a copy by prepaid registered or certified mail sent on that same day), commercial courier service or prepaid registered or certified mail. Any written notice delivered by telecopy shall be deemed to have been given on the day telecopied to the other party. Any written notice given by commercial courier service or registered or certified mail shall be deemed communicated as of actual receipt. For purposes of this Agreement, the addresses of the parties, until notice of a change thereof, shall be as follows:

IF TO TELESCAN:                            WITH A COPY (NOT CONSTITUTING NOTICE) TO:
      Mr. Roger C. Wadsworth                   MR. DAVID F. TAYLOR
      Telescan, Inc.                           LOCKE LIDDELL & SAPP LLP
      5959 Corporate Dr.                       3400 CHASE TOWER
      Suite 2000                               600 TRAVIS STREET
      Houston, TX 77036                        HOUSTON, TEXAS 77002

IF TO MICROCAP:                            WITH A COPY (NOT CONSTITUTING NOTICE) TO:
      Mr. Stanley Hollander                    MR. AARON A. GRUNFELD
      Mr. Jay Matulich                         RESCH, POLSTER, ALPERT & BERGER LLP
      MicroCap Financial Services.com, Inc.    10390 SANTA MONICA BOULEVARD
      2425 Olympic Boulevard - Suite 660 E     4TH FLOOR
      Santa Monica, California 90404           LOS ANGELES, CALIFORNIA 90025
      Telecopy No.: (310) 828-7218             TELECOPY NO.: (310) 552-3209

      Mr. Michael Jacobs
      MicroCap Financial Services.cor4 Inc.
      7280 West Palmetto Park Road
      Suite 200
      Boca Raton, FL 33433
      Telecopy No.: (5610 417-8054

                         MicroCaplOOO Services Agreement

         7.4 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to Texas' principles of conflicts of laws) and of the United States of America.

         7.5 MANDATORY MEDIATION.

                  (a) Except as expressly provided in this SECTION 7.5, prior to the institution of any legal action by one party against the other arising out of or relating to any dispute between the parties over this Agreement and/or any breach thereof, such dispute shall be submitted to a disinterested mediator having substantial experience and recognized expertise in the field or fields of the matter(s) in dispute. A party shall initiate mediation proceedings by notifying the other party in writing that it is requiring that a dispute be mediated in accordance with this Agreement. The mediator shall be agreeable to both parties. In the absence of agreement, the American Arbitration Association will appoint a mediator. The mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association. The fee charged by the mediator shall be borne equally by the parties. If the mediation is initiated by Telescan, the mediation shall be conducted in Boca Raton, Florida. If the mediation is initiated by MFSI, the mediation shall be conducted in Houston, Texas. The fact that mediation is or may be allowed will not impair the exercise of any termination rights under this Agreement. Any mediation and the enforcement of any settlement entered into by the parties pursuant to such mediation shall be governed by and construed in accordance with the laws of the State of Texas (without regard to Texas' principles of conflicts of laws) and of the United States of America. All parties to the dispute and their counsel (or their duly authorized legal representative with decision-making authority) shall attend the mediation and will remain throughout the mediation process until such time as the parties reach agreement or the mediator determines that further negotiation efforts will not be productive. Each party must be represented by a person with the authority to negotiate a binding settlement. In the event a party to this Agreement files a lawsuit prior to conclusion of mediation, the other party may take any and all legal or equitable action to compel mediation and dismissal of the lawsuit. In such event, the party seeking the mediation shall be entitled to its expenses and attorneys fees' associated with, or incurred as a result of, having to file the legal or equitable action to compel mediation or dismissal.

                  (b) No provision of, nor the exercise of any rights under this
SECTION 7.5 shall limit the right of any party to obtain injunctive relief pursuant to SECTION 5.5 before, during, or after the pendency of any mediation, and any such action shall not be deemed an election of remedies. Such injunctive rights can be exercised at any time except to the extent such action is contrary to a final settlement entered into by the parties pursuant to a mediation proceeding. The institution and maintenance of an action for judicial injunctive relief shall not constitute a waiver of the right of any party, including without limitation the plaintiff, to submit any dispute to mediation nor render inapplicable the compulsory mediation provisions of this SECTION 7.5.

                      MicroCaplOOO Services Agreement

                  (c) Any attorney-client privilege and other protection against disclosure of confidential information, including without limitation any protection afforded the work-product of any attorney, that could otherwise be claimed by any party shall be available to and may be claimed by any such party in any mediation proceeding. No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this SECTION
7.5. Each party agrees to keep all disputes and mediation proceedings strictly confidential, except for disclosures of information to the parties' legal counsel or auditors or those required by applicable law. The parties agree to treat all mediation proceedings as settlement negotiations and agree that such settlement discussions shall be inadmissible in a court of law. The mediator shall be bound to maintain the confidentiality of all matters made known to the mediator, as well as notes or writings prepared by the mediator. The parties agree not to subpoena or otherwise require the mediator to testify or to produce records, notes or work product in any further proceedings. Only persons having a direct interest in the mediation are entitled to attend.

                  (d) The parties agree to cooperate with each other and with the mediator in a good faith effort to negotiate a prompt a reasonable resolution of the dispute.

                  (e) The mediator is to serve as an impartial third party in assisting the parties toward settlement of their dispute but may not compel or coerce the parties to enter into a settlement agreement. The mediator will not render any decision on the merits of the dispute.

         7.6 ATTORNEYS' FEES. The prevailing party in any legal proceedings brought by the other party to enforce any provision of this Agreement shall be entitled to recover against the non-prevailing party the reasonable attorneys' fees, court costs and other expenses incurred by the prevailing party, including all costs and expenses, and also including attorneys' fees of the prevailing party associated with, or incurred as a result of, the mediation of the dispute.

         7.7 SEVERABILITY. If any term, provision or part of this Agreement is to any extent held invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be impaired or affected thereby, and each term, provision and part shall continue in full force and effect, and shall be valid and enforceable to the fullest extent permitted by law.

         7.8 ASSIGNMENT. Neither party may assign any of its rights or duties under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, except that either party may assign to a successor entity in the event of its dissolution, acquisition, merger or other change in legal status. This Agreement shall inure to the benefit of arid be binding upon the parties to this Agreement and their respective successors and permitted assigns.

                      MicroCaplOOO Services Agreement

         7.9 WAIVER. The forbearance or failure of one of the parties hereto to insist upon strict compliance by the other with any provisions of this Agreement, whether continuing or not, shall not be construed as a waiver of any rights or privileges hereunder. No waiver of any right or privilege of a party arising from any default or failure hereunder shall affect such party's rights or privileges in the event of a further default or failure of performance.

         7.10 FORCE MAJEURE. Neither party hereto shall be liable to the other for failure to perform any of its obligations hereunder to the extent performance is prevented due to force majeure. For the purposes of this Agreement, "FORCE MAJEURE" shall mean causes that are beyond the reasonable control of the party claiming force majeure and that could not have been avoided or prevented by reasonable foresight, planning or implementation of the party claiming force majeure. Such causes shall include, but are not limited to, acts of God, war (declared or undeclared), insurrections, hostilities, strikes or lockouts (other than strikes by or lockouts of such party's employees, which strikes or lockouts shall be deemed not to be force majeure events), riots, fire, storm and interference or hindrance by any governmental authority.

         7.11 LIMITATIONS. No action, regardless of form, arising out of the transactions under this Agreement may be brought by one party against the other more than two (2) years after the facts creating the cause of action became known, or reasonably should have been known, to the party bringing the action.

         7.12 COMPLIANCE WITH LAWS. Each party hereto agrees to comply with all federal, state and local laws, rules and regulations in effect in the United States of America and the Foreign Territories in respect of their activities contemplated by this Agreement, including without limitation (i) the Bureau of Export Administration Regulations of the United States Department of Commerce ("BXA Regulations"), (ii) the antiboycott provisions of the BXA Regulations and of Section 999 of the United States Internal Revenue Code and any regulations promulgated thereunder, and (iii) the United States Foreign Corrupt Practices Act; provided, that each party shall comply with such laws, rules and regulations to the extent (1) such laws, rules and regulations are applicable to such party, or (2) such party's noncompliance would cause the other party hereto to be in violation of such laws, rules and regulations. Telescan makes no representation or warranty with respect to the ability of MFSI, under the laws of any Foreign Territory or of the United States, to market or sell the Service in the Foreign Territories. MFSI shall be responsible for obtaining or making, and shall use its best efforts to obtain, any and all authorizations from any U.S. or foreign governmental authority that are required for it to perform its obligations under this Agreement, and if applicable, shall be responsible for filing or registering this Agreement with appropriate governmental authorities. MFSI shall provide proof of compliance with such required governmental authorizations to Telescan upon request. Telescan shall not be liable to MFSI if any required governmental authorization is delayed, denied, revoked, restricted or not renewed, or if MFSI is otherwise prohibited from marketing or selling the Services in any country. In addition, when this Agreement expires or is terminated pursuant to the terms of this Agreement, Telescan or its designee shall be exclusively entitled to any rights MFSI may have acquired in or as a result of governmental approvals, authorizations or permits relating to the sale or distribution of Telescan's products and services, and MFSI, upon Telescan's request, shall to the extent permitted by applicable law, promptly transfer to Telescan, or to any third party so identified by Telescan, all such rights, all without any compensation to MFSI.

                         MicroCaplOOO Services Agreement

         7.13 The parties will have the right, but not the obligation, to prevent the Service, including any interactive communications (E.G., bulletin boards or forums if applicable to the Service), from being used for any purpose which is unlawful, obscene, defamatory, which contains injurious advice or recommendations, which reasonably appears to violate the proprietary rights (trademark rights, patent rights, copyrights, right of privacy, rights of publicity, etc.) of any person or entity, which is reasonably calculated to promote hatred, discrimination or incivility, or which is likely to be injurious to the good names or reputations of Telescan or MFSI. The parties agree that the Service, including any interactive communications, are not intended to create a "public forum". If applicable to the System, the source of all source-generated data or vendor product information (not Telescan or MFSI) generated from any interactive communications shall be solely responsible for the accuracy or appropriateness of such data.

         7.14 The following Exhibits are hereby incorporated into and made a part of this Agreement:

  Annex A    - "MFSI Content Specifications"

  Exhibit 1  - "Design Specifications"

  Exhibit 2  - "Site Usage Agreement"

  Exhibit 3  - "Detailed Description Of Work"

         7.15 ENTIRE AGREEMENT. TOGETHER WITH THE STOCK EXCHANGE AGREEMENT, THE STOCK OPTION AGREEMENT AND THE LICENSE AGREEMENT, THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES HERETO IN RESPECT OF THE SUBJECT MATTER CONTAINED HEREIN AND SUPERSEDES ALL PRIOR AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. THE PARTIES AGREE THAT THERE IS NO ORGAL OR OTHER AGREEMENT BETWEEN THE PARTIES WHICH HAS NOT BEEN INCORPORATED INTO THIS AGREEMENT AND THAT NO RELIANCE IS BEING MADE UPON SAME. This Agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            AGREED AND ACCEPTED BY:

Company:   Telescan, Inc.         Company: MicroCap Financial Services.com, Inc.
           ----------------------          -------------------------------------

Signature: /s/ Roger C. Wadsworth          /s/ Jay Matulich
           ----------------------          -------------------------------------

  Name:    Roger C. Wadsworth        Name: Jay Matulich
           ----------------------          -------------------------------------

 Title:    Senior Vice President    Title: Sr. V.P.
           ----------------------          -------------------------------------

  Date:    3/31/99                   Date: 3/31/99
           ----------------------          -------------------------------------

                      MicroCap1000 Stock Services Agreement

               ATTACHMENTS AND EXHIBITS TO THE SERVICES AGREEMENT
                                     BETWEEN
                                 TELESCAN, INC.
                                       AND
                      MICROCAP FINANCIAL SERVICES.COM, INC.

         The following Exhibits have hereby incorporated into and made a part of this Agreement:

               Annex A             - "MFSI Content Specifications"
               Exhibit 1           - "Design Specifications"
               Exhibit 2           - "Site Usage Agreement"
               Exhibit 3           - "Detailed Description Of Work"


                         MicroCaplOOO Services Agreement

                                     ANNEX A

                           MFSI Content Specifications

Data may be submitted electronically in accordance with the procedures established as part of the design of the System. Otherwise, data must be submitted in accordance with the requirements set forth below:

                    Delivery Media:    8mm Cassette Tape
                                       FTP
                                       9-Track Tape
                                       Dedicated Line1
                                       Satellite2
                                       Diskette
                                       CD-ROM

                    Data Format:       Microsoft Access
                                       Text (Delimited)
                                       Text (Fixed Width)
                                       Microsoft Excel
                                       Lotus (wks, wkl, wk3)
                                       Paradox 3.x
                                       Btrieve
                                       FoxPro 2.5 or 3.0
                                       abase III or IV
                                       HTML

                    Graphics Format:   .GIF
                                       .JPEG

------------
1 Licensee To Provide Communications Equipment For Both Ends Of The Transaction 2 Licensee To Provide Communications Equipment For Both Ends Of The Transaction

                    MicroCapl000 Services Agreement
                                  Page 15 of 23

                                    EXHIBIT 1

                              Design Specifications

         To be mutually agreed upon, accepted in writing (by their signatures below) and attached hereto within five (5) business days of the signing of this Agreement.

                             AGREED AND ACCEPTED BY:

   Company:          Telescan, Inc.       Company:   MicroCap Financial
                                                     Services.com, Inc.
                     -------------------             --------------------------

 Signature:                               Signature:
                     -------------------             --------------------------

      Name:          Roger C. Wadsworth       Name:  Jay Matulich
                     -------------------             --------------------------

     Title:          Senior Vice President   Title:  Chairman
                     ---------------------           --------------------------
      Date:                                   Date:
                     ---------------------           --------------------------

                         MicroCaplOOO Services Agreement
                                  Page 16 of 23

                                 EXHIBIT 2

                            SITE USAGE AGREEMENT

This Agreement sets forth the terms and conditions which apply to your use of the [INSERT THE ".com " NAME OF THE SITE] web site (the "Service") which is offered to you by [INSERT THE NAME OF THE TELESCAN MANAGED SERVICES ALLIANCE PARTNER] ("TMSAP") and Telescan, Inc. ("Service Provider"). BY USING THIS SITE, YOU AGREE TO THE TERMS OF THIS USAGE AGREEMENT JUST AS IF YOU HAD SIGNED THE USAGE AGREEMENT. If you do not agree to be bound by this Agreement, please discontinue your use of the Service.

1. OWNERSHIP AND LICENSE. This Service is owned and operated by TMSAP and its affiliated companies and contains material and information which is derived in whole or in part from material supplied and owned by TMSAP, Service Provider and other sources, and is protected by copyright, trademark, and other applicable laws. You may not modify, copy, reproduce, republish, upload, post, transmit, publicly display, prepare derivative works based on, or distribute in any way any material or information from this Service including code and software ("Material"), except as expressly provided herein. You may download Material from this Service for your personal, non-commercial use only, provided you keep intact all copyright and other proprietary notices. In the event that you download Material from the Service, such Material is licensed to you for your personal, non-commercial use by TMSAP, Service Provider or their licensers, and neither TMSAP nor Service Provider, nor their licensers, transfer any title to any such Material to you. All rights not expressly granted to you hereunder are reserved.

2. SERVICE USAGE RESTRICTIONS.

         (a) GENERAL. Violation of the terms of this Agreement may result in the termination of your right to use the Service or the suspension, in whole or in part, of your access to it.

         (b) RULES. It is a condition of your use of this Service that you do not: (i) restrict or inhibit any other user from using and enjoying the Service;
(ii) post or transmit any unlawful, threatening, abusive, libelous, defamatory, obscene, vulgar, pornographic, profane or indecent information of any kind, including without limitation any transmissions constituting or encouraging conduct that would constitute a criminal offense, give rise to civil liability or otherwise violate any local, state, national or international law; (iii) post or transmit any information, software or other material which violates or infringes the rights of others, including material which is an invasion of privacy or publicity rights or which is protected by copyright, trademark or other proprietary right, or derivative works with respect thereto, without first obtaining permission from the owner or right holder; (iv) post or transmit any information, software or other material which contains a virus or other harmful component; (v) post, or transmit or in any way exploit any information, software or other material for commercial purposes or which contains advertising; (vi) solicit other users to join, become members of, or contribute money to any online service or other organization; (vii) impersonate any person or entity or falsely state or otherwise misrepresent your professional or other affiliation with any person or entity; (viii) resell, redistribute, broadcast or transfer the information made available to you through the Service or use such information in a searchable, machine-readable database; or (viii) use the Service to collect personally identifying information about users of the Service in violation of our Privacy Policy. You agree that you will not use the Service, including the information provided therein and all related equipment, networks and network devices (specifically including Internet access) for any unlawful purpose. TMSAP, at its sole and absolute discretion, shall determine whether any information transmitted or received violates this provision.

                         MicroCaplOOO Services Agreement
                                  Page 17 of 23

         (c) MONITORING. You understand that TMSAP has no obligation to monitor any information transmitted through use of the Service. However, TMSAP reserves the right at all times to disclose any information as necessary to satisfy any law, regulation or governmental request, or to refuse to post or to remove any information or materials, in whole or in part, that in TMSAP's sole and absolute discretion are objectionable or in violation of this Agreement. You acknowledge that TMSAP and/or Service Provider reserve the right to, and may from time to time, monitor any and all information transmitted or received through the Service, for operational and other purposes. During monitoring, information may be examined, recorded, copied, and used in accordance with our Privacy Policy or for other authorized purposes. Your use of the Service constitutes consent to such monitoring.

         (d) LICENSE. Except as set forth in the Privacy Policy, by posting messages, uploading files, inputting data, or engaging in any other form of communication (a "Communication") through the Service, you are granting TMSAP a royalty free, irrevocable, perpetual, non-exclusive, unrestricted, worldwide license to (i) use, copy, sublicense, adapt, transmit, publicly perform, display, or prepare derivative works based on any such Communication, and (ii) sublicense to third parties the unrestricted right to exercise any of the foregoing rights granted with respect to such Communication. No Communication shall be subject to any obligation of confidence on the part of TMSAP or Service Provider. The foregoing grants shall include the right to exploit any proprietary rights in such Communication, including but not limited to rights under copyright, trademark, service mark, or patent laws in any relevant jurisdiction.

3.SUBMISSIONS.. TMSAP is pleased to hear from users and welcomes your comments regarding TMSAP's programs and services, including TMSAP.com. Unfortunately, TMSAP's longstanding company policy does not allow it to accept or to consider creative ideas, suggestions, or materials other than those it has specifically requested. We hope that you will understand that the intent of this policy is to avoid the possibility of future misunderstandings when projects developed by TMSAP's employees and agents might seem to be similar to creative works submitted by users. Accordingly, while we value your feedback on our programs and services, we must ask that you not send us original creative materials, such as stories, ideas for programs, program segments or products. If, at our request, you send certain specific submissions, or without a request from us you send creative suggestions, ideas, notes or concepts or other materials, they shall be deemed, and shall remain, the property of TMSAP, and shall otherwise be subject to the provisions of Section 2(d), above.

4. TRADING WITH ONLINE BROKERAGE AND MUTUAL FUND FIRMS. The Service provides links to online trading services for your convenience only. These online trading services are provided by registered broker dealers and mutual fund companies, and such broker dealers and mutual fund companies are solely responsible for any services provided to you. Neither TMSAP nor Service Provider is a registered broker dealer or mutual fund company, and neither TMSAP nor Service Provider endorses or recommends the services of any particular broker dealer or mutual fund company.

5. DISCLAIMER OF WARRANTIES. TMSAP HAS PROVIDED LINKS AND POINTERS TO INTERNET SITES MAINTAINED BY THIRD PARTIES ("THIRD PARTY SITES") AND MAY FROM TIME TO TIME PROVIDE THIRD PARTY MATERIALS ON THIS SERVICE. NEITHER TMSAP, SERVICE PROVIDER, THEIR PARENT OR SUBSIDIARY COMPANIES NOR THEIR AFFILIATES OR SUPPLIERS OPERATE OR CONTROL IN ANY RESPECT ANY INFORMATION, PRODUCTS OR SERVICES ON THESE THIRD PARTY SITES. THE MATERIALS IN THIS SERVICE AND THE THIRD PARTY SITES ARE PROVIDED "AS IS" AND WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. TO THE FULLEST EXTENT PERMISSIBLE PURSUANT TO APPLICABLE LAW, TMSAP AND SERVICE PROVIDER DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. NEITHER TMSAP NOR SERVICE PROVIDER WARRANT THAT THE FUNCTIONS CONTAINED IN THE MATERIALS AND PRODUCTS WILL BE UNINTERRUPTED OR ERROR-FREE, THAT DEFECTS WILL BE CORRECTED, OR THAT THIS SERVICE OR THE SERVER THAT MAKES THEM AVAILABLE, ARE FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. NEITHER TMSAP NOR SERVICE PROVIDER WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE MATERIAL IN THIS SERVICE OR IN THIRD PARTY SITES IN TERMS OF THEIR CORRECTNESS, ACCURACY, TIMELINESS, RELIABILITY

                         MicroCaplOOO Services Agreement

OR OTHERWISE. YOU ASSUME ALL RISK OF ERRORS AND/OR OMISSIONS IN THE SERVICE INCLUDING THE TRANSMISSION OR TRANSLATION OF INFORMATION. YOU ASSUME FULL RESPONSIBILITY FOR IMPLEMENTING SUFFICIENT PROCEDURES AND CHECKS TO SATISFY YOUR REQUIREMENTS FOR THE ACCURACY AND SUITABILITY OF THE SERVICE, INCLUDING ANY INFORMATION PROVIDED THROUGH THE SERVICE, AND FOR MAINTAINING ANY MEANS WHICH YOU MAY REQUIRE FOR THE RECONSTRUCTION OF LOST DATA OR SUBSEQUENT MANIPULATIONS OR ANALYSES OF THE INFORMATION PROVIDED HEREUNDER. YOU (AND NOT TMSAP OR SERVICE PROVIDER) ASSUME THE ENTIRE COST OF ALL NECESSARY MAINTENANCE, REPAIR OR CORRECTION. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

6. LIMITATION OF LIABILITY.

IN NO EVENT SHALL TMSAP, SERVICE PROVIDER, THEIR PARENT OR SUBSIDIARY COMPANIES NOR THEIR AFFILIATES OR SUPPLIERS BE LIABLE FOR ANY DIRECT, INDIRECT, PUNITIVE, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE USE OF THIS SERVICE OR WITH THE DELAY OR INABILITY TO USE THIS SERVICE, OR FOR ANY INFORMATION, SOFTWARE, PRODUCTS AND/OR SERVICES OBTAINED THROUGH THIS SERVICE, OR OTHERWISE ARISING OUT OF YOUR USE OF THIS SERVICE, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF TMSAP, SERVICE PROVIDER OR ANY OF THEIR AFFILIATES OR SUPPLIERS HAS BEEN ADVISED OF THE POSSIBILITY OF DAMAGES. YOU SPECIFICALLY ACKNOWLEDGE AND AGREE THAT NEITHER TMSAP, SERVICE PROVIDER, THEIR PARENT OR SUBSIDIARY COMPANIES NOR THEIR AFFILIATES OR SUPPLIERS SHALL BE LIABLE FOR ANY DEFAMATORY, OFFENSIVE OR ILLEGAL CONDUCT OF ANY USER OF THIS SERVICE. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

7. INDEMNIFICATION. You agree to defend, indemnify and hold harmless TMSAP, Service Provider, their affiliates their respective directors, officers, employees and agents from and against any and all claims, actions, suits or proceedings, as well as any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys fees) arising out of or accruing from
(a) any material posted or otherwise provided by you that infringes any copyright, trademark, trade secret, trade dress, patent, moral, or other intellectual property right of any person, (b) any misrepresentation made by you in connection with your use of the Service; (c) any non-compliance by you with the terms and conditions of this Agreement; and (d) claims brought by persons or entities other than the parties to this Usage Agreement arising from or related to your access and use of the Service, including the infommation obtained through the Service.

8. TERMINATION. This Agreement and the license rights granted hereunder shall remain in full force and effect unless terminated, suspended, or canceled for any of the following reasons: (a) upon thirty (30) days written notice by any party of its intent to terminate this Agreement; (b) immediately by TMSAP or Service Provider for any unauthorized access or use by you, including, without limitation (i) concurrent access of the Service with identical user identification numbers, (ii) permitting another person or entity to use your user identification number to access the Service, or (iii) any other access or use of the Service except as expressly provided in this Agreement; or (c) immediately, if you violate the terms and conditions of this Agreement or the rules and regulations relating to the use of, or tamper with or alter any of the software and/or data files contained in, or accessed through, the Service. Termination, suspension, or cancellation of this Agreement or your access rights shall not affect any right or relief to which TMSAP or Service Provider may be entitled, at law or in equity. Upon termination of this Agreement, all rights granted to you will terminate and revert to TMSAP and its licensers.

                         MicroCaplOOO Services Agreement

9. TRADEMARKS. [INSERT APPROPRIATE TMSAP REGISTERED TRADEMARKS] are registered trademarks of the [INSERT THE NAME OF THE TELESCAN MANAGED SERVICES ALLIANCE PARTNER], and all trademarks, service marks and trade names used on the Service are the property of the [INSERT THE NAME OF THE TELESCAN MANAGED SERVICES ALLIANCE PARTNER] or their respective owners, and may not be copied, downloaded or otherwise exploited without the permission of TMSAP or the owner of such trademark, service mark or trade name.

10. MINORS. If you have agreed to allow your minor chlid,or a child for whom you are legal guardian (a "Minor"), to register as a member of the Service, you agree that you shall be solely responsible for: (a) the online conduct of such Minor; (b) monitoring such Minor's access to and use of the Service; and (c) the consequences of any use of the Service by such Minor.

11. CHILD ONLINE PROTECTION ACT NOTIFICATION. Pursuant to 47 U.S.C. Section 230(d) as amended, TMSAP hereby notifies you that parental control protections (such as computer hardware, software, or filtering services) are commercially available that may assist you in limiting access to material that is harmful to minors. information identifying current providers of such protections is available at the Electronic Frontier Foundation website, http://www.eff.org/pub/Censorship/Ratings_filters_labelling/, and at the America Links Up website, http://www.netparents.org/parentstips/browsers.html.

12. INFRINGEMENT POLICY. TMSAP, on behalf of itself and Service Provider, pursuant to 17 U.S.C. Section 512 as amended by Title II of the Digital Millennium Copyright Act (the "Act"), reserves the right, but not the obligation, to terminate your license to use the Service if it determines in its sole and absolute discretion that you are involved in infringing activity, including alleged acts of first-time or repeat infringement, regardless of whether the material or activity is ultimately determined to be infringing. TMSAP and Service Provider accommodate and do not interfere with standard technical measures used by copyright owners to protect their materials. In addition, pursuant to 17 U.S.C. Section 512(c), TMSAP, on behalf of itself and Service Provider, has implemented procedures for receiving written notification of claimed infringements and for processing such claims in accordance with the Act. Our designated agent to receive notification of claimed infringement is:

         [INSERT NAME]
         [INSERT ADDRESS]
         [INSERT PHONE NUMBER]
         [INSERT EMAIL ADDRESS]

In addition, any written notice regarding any defamatory or infringing activity, whether of a copyright, patent, trademark or other proprietary right, should be sent to our designated agent, listed above, and must include the following information:

A. A physical or electronic signature of a person authorized to act on behalf of
(1) the owner of an exclusive right that is allegedly infringed or (2) the person defamed.

B. Identification of the copyrighted work claimed to have been infringed, or, if multiple copyrighted works at a single online site are covered by a single notification, a representative list of such works at that site. Similarly, for other types of infringing materials, a list of such materials.

C. Identification of the material that is claimed to be infringing, to be the subject of infringing activity, or that is claimed to be defamatory and that you are requesting be removed or disabled, and information reasonably sufficient to permit us to locate the material.

D. Infommation reasonably sufficient to permit us to contact you, such as your address, telephone number, and/or electronic mail address.

E. A statement that you have a good faith belief that use of the material in the manner complained of is not authorized by the copyright or other proprietary right owner, its agent, or the law.

                         MicroCaplOOO Services Agreement
                                Page 20 of 23

F. A statement that the information in the notification is accurate, and under penalty of perjury, that you are authorized to act on behalf of the owner of an exclusive right that is allegedly infringed or on behalf of the person defamed.

13. MODIFICATION. TMSAP reserves the right to amend this Agreement, and to modify, add or discontinue any aspect, content, or feature of the Service. Such amendments, modifications, additions or deletions shall become effective upon notice thereof, which may be provided to you by posting on the Service, via e-mail or any other reasonable means. Continued use of the Service by you shall be deemed to indicate your acceptance of any such amendments, modifications, additions or deletions.

14. JURISDICTION. Unless otherwise specified, the materials on this Service are presented solely for the purpose of promoting TMSAP's [INSERT THE APPROPRIATE TMSAP BUSINESS NAME(S)] and other products available in the United States, its territories, possessions and protectorates. This Service is controlled and operated by TMSAP from its offices within the state(s) of [INSERT APPROPRIATE STATE NAMES], and by Service Provider from its offices within the State of Texas, United States of America. TMSAP and Service Provider make no representation that materials on this Service are appropriate or available for use outside the United States. Those who choose to access this Service from outside the United States do so on their own initiative and are responsible for compliance with local laws, if and to the extent that local laws are applicable. Software and technical data from this Service is further subject to United States export laws and regulations (the "U.S. Export Laws"). No software or technical data from this Service may be downloaded or otherwise exported or re-exported in violation of the U.S. Export Laws. By using the Service, you represent and warrant that you are not located in, under the control of, or a national or resident of any country to which it is illegal to export the Materials and that you are not on the U.S. Treasury Department's list of Specially Designated Nationals (see www. treas.gov/ofac/) or the U.S. Commerce Department's Denial Orders or Entity lists (see www.bxa.doc.gov).

15. MISCELLANEOUS. This agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any principles of conflicts of law. You may not assign any of your rights, obligations or privileges hereunder without the prior written consent of TMSAP. Any assignment other than as provided for in this Section shall be null and void, ab initio. If any provision of this agreement shall be unlawful, void, or for any reason unenforceable, then that provision shall be deemed severable from this agreement and shall not affect the validity and enforceability of any remaining provisions. This Agreement and any posted operating rules constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior or contemporaneous communications and proposals, whether oral or written, between the parties with respect to such subject matter. No waiver by either party of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                         MicroCaplOOO Services Agreement

                                    EXHIBIT 3

                          DETAILED DESCRIPTION OF WORK

To be mutually agreed upon, accepted in writing (by their signatures below) and attached hereto within ten (10) business days of Telescan's receipt of the Design Specifications.

                             AGREED AND ACCEPTED BY:

   Company:          Telescan, Inc.       Company:   MicroCap Financial
                                                     Services.com, Inc.
                     -------------------             --------------------------

 Signature:                               Signature:
                     -------------------             --------------------------

      Name:          Roger C. Wadsworth       Name:  Jay Matulich
                     -------------------             --------------------------

     Title:          Senior Vice President   Title:  Chairman
                     ---------------------           --------------------------
      Date:                                   Date:
                     ---------------------           --------------------------

                         MicroCaplOOO Services Agreement
                                  Page 22 of 23